SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 14, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
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(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


             P.O. Box 130145, Boston, MA                      02113
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      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 875-4892


                                        N/A
                      ------------------------------------
        (Former name and former address, if changed since last report.)



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Item 5. Other Events.

DataMEG Corp (the "Company") issued a press release, dated July 14, 2004 entitled: "DataMEG Corp. Subsidiary North Electric Company, Inc. Executes Distribution Agreement with Cortex Networks". The press release is in its entirety below:


Press Release Source: DataMEG Corp.

DataMEG Corp. Subsidiary North Electric Company, Inc. Executes Distribution Agreement with Cortex Networks

Wednesday July 14, 2:33 pm ET

RALEIGH, N.C., July 14 /PRNewswire-FirstCall/ -- DataMEG Corp. (OTC Bulletin
Board: DTMG - News) announced today that their wholly-owned subsidiary, North Electric Company, Inc. (NECI), has signed and executed a Distribution Agreement with Cortex Networks. The Agreement, which both companies described in the Letter of Intent they mutually announced on June 30, 2004, provides Cortex Networks the facility to distribute NECI's NAS-6131 Network Assurance System throughout Canada. The LOI Agreement also called for the delivery of NECI's NAS-6131 System for evaluation use in the Cortex network testing service business by the end of July 2004. NECI stated that this process is expected to occur within the stated timeframe.

NECI stated that Cortex Networks has already introduced the NAS-6131 Network Assurance System to several of its customer contacts and expects to conduct NAS-6131 System presentations as a follow up to these introductions during the upcoming weeks. Both NECI and Cortex Networks have indicated that they fully expect these presentations to initiate, at a minimum, lab evaluation NAS-6131 System orders from these customer contacts in the near term.

Dan Ference, President NECI, stated, "The execution of the Distribution Agreement with Cortex Networks provides us a running start to introduce and present our NAS-6131 System throughout the Canadian telecommunications market. Cortex Networks is a valuable asset to NECI and their strong ties in the Canadian telecommunications market will add significant value toward the realization of our near- and long-term product sales goals. We expect near- term successes as a result of our alliance with Cortex Networks."

Andrew Benson, President DataMEG Corp. stated, "We are pleased to have the association between NECI and Cortex Networks consummated and we are excited at the potential they provide us for the sale and distribution of NECI's NAS-6131 Network Assurance System in the Canadian marketplace. We are also concluding an agreement within the U.S. telecommunications market with a major VoIP customer, as anticipated, and expect to announce pertinent information regarding this transaction shortly. We have gained momentum and look forward to the culmination of our hard work and the achievement of our NAS-6131 System sales and distribution goals."

For further information about this release and the business on goings at DTMG contact the Company at #617-451-3870 or Rich Kaiser, Investor Relations, YES INTERNATIONAL, #800-631-8127 http://www.northelectriccompany.com

About Cortex Networks:

Cortex Networks, http://www.cortexnetworks.com , is a provider of voice and data networking solutions for customers in both the Enterprise and Carrier space. Cortex's Test Services Division offers full product and network testing analysis, as well as network monitoring. In addition, Cortex distributes and supports best in breed products for SS7, IP and Ethernet networks. Based in Canada, Cortex has been servicing Service Providers, Enterprise, Hardware Vendors and Government customers across Canada since 2000.

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "expect," "anticipate," "could," "would," "will," and "may" and other words of similar nature. Certain important factors and risks could cause results to differ materially from those anticipated by the statements herein. Such factors and risks include DataMEG's history of net losses and inability to generate operating revenues, the company's need for additional funding, the development of viable products by DataMEG's subsidiaries, Cas Communications and North Electric Company, and the business conditions and growth in the related areas of telecommunications, wireless and digital transmission, and in the economy in general. Other factors include the competitive pressures from the rapid pace of alternative technology advancements and DataMEG's ability to gain market acceptance of its products in development. These and other risks may be detailed from time to time in DataMEG's filings with the Securities and Exchange Commission. Neither DataMEG nor its subsidiaries undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Source: DataMEG Corp.


SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

Date:July 14, 2004

 By: /s/ Andrew Benson
 ----------------------------
 Andrew Benson
 President and Sole Director
 (Principal executive and principal financial officer)